SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                           Total Research Corporation
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X|      No fee required.
   |_|      Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.
   (1)      Title of each class of securities to which transaction applies:
                                       .
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   (2)      Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------
   (4)      Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
   (5)      Total fee paid:

------------------------------------------------------------------------------
   |_|      Fee paid previously  with  preliminary  materials:

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount previously paid:

------------------------------------------------------------------------------
   (2)      Form, Schedule or Registration Statement No.:

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   (3)      Filing Party:

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   (4)      Date Filed:

Additional Information and Where to Find it
In connection with the proposed merger, Harris Interactive and Total Research will file a joint proxy statement/prospectus with the Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE COMMISSION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Harris Interactive and Total Research at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained free of charge from Harris Interactive or from Total Research by directing such request to Harris Interactive, Inc., 135 Corporate Woods, Rochester, New York 14623, tel: (716) 272-8400; or to Total Research Corporation, 5 Independence Way, Princeton, New Jersey 08543-5305, tel: (609) 520-9100.

Participants in the Solicitation
Harris Interactive, Total Research and certain of their respective directors, executive officers and other members of their management and employees may be considered to be soliciting proxies from their respective stockholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Harris Interactive's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2000 Annual Meeting of Harris Interactive filed by Harris Interactive with the Commission on September 27, 2000, and information concerning persons who may be considered participants in the solicitation of Total Research's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2000 Annual Meeting of Total Research filed by Total Research with the Commission on October 27, 2000. Updated information concerning these persons will be available in the joint proxy statement/prospectus.

Forward-Looking Information
The following written communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in the following written communication include statements addressing future financial and operating results and the timing and benefits of the merger.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the successful completion of the merger, including applicable regulatory requirements related to the transaction; governmental approvals for the merger of Harris Interactive and Total Research; failure of the Harris Interactive stockholders to approve the issuance of shares of Harris Interactive common stock to the Total Research stockholders; failure of the Total Research stockholders to adopt the merger agreement; the risk that the businesses of Harris Interactive and Total Research will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affecting Harris Interactive's and Total Research's businesses generally.

Detailed information about factors pertinent to the business of each Harris Interactive and Total Research that could cause actual results to differ is set forth in Harris Interactive's and Total Research's filings with the Securities and Exchange Commission ("Commission") including Harris Interactive's and Total Research's Annual Reports on Form 10-K for the fiscal year ended June 30, 2000 and their most recent Quarterly Reports on Form 10-Q. Harris Interactive and Total Research are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

The following written communication was distributed to all of the Total Research Corporation employees via email with respect to the merger of Total Research Corporation and Harris Interactive Inc. that was announced today.

** High Priority **



      T O T A L   R E S E A R C H   C O R P O R A T I O N

            INTEROFFICE MEMORANDUM



August 6, 2001

To:   All Employees

From: Al Angrisani

Re:   Important Announcement and Mandatory Company Meeting

Attached is a press release that announces the strategic merger of Total Research Corporation and Harris Interactive. Also attached are Q&A's relating to the merger. Later this morning, we will have an opportunity to communicate with each of you on this event. The following schedule outlines how those communications will occur. All of the times listed below are based on eastern daylight savings time.

7:30 AM   I  will be conducting a telephone conference with our UK Staff

10:30 AM There will be a mandatory meeting at the Radisson Hotel on Route 1 in Princeton (the old Holiday Inn across Route 1 from Total Research). Employees from Minneapolis, Tampa, the UK and those of you working from home should call into this meeting. The conference bridge information is:

            US Employees:    888-942-8389
            UK Employees:    712-257-3658
            Passcode for both:  13366#

I look forward to talking to all of you about this new venture.

Harris Interactive Inc. and Total Research Corporation

Announce Strategic Merger

Combined Company Will be Among the 20 Largest Market Research Firms in the World

Rochester, NY and Princeton, NJ, August 6, 2001 --- Harris Interactive Inc. (Nasdaq: HPOL), a global consulting and market research firm, and Total Research Corporation (Nasdaq: TOTL), today announced a definitive merger agreement. The transaction will unite two of the world's fastest growing market research companies and provide a platform to offer the full spectrum of Harris Interactive's market research capabilities including Internet-based methodologies to Total Research's blue-chip customer base. The two companies expect to report approximately $115 million in combined revenues for their 2001 fiscal years, both ended on June 30th. Both companies are debt-free.

The merger, which is subject to regulatory approval and approval by the stockholders of both companies, calls for Harris Interactive to exchange 1.222 shares of HPOL stock for each share of Total Research. When completed, existing Harris Interactive stockholders will own approximately 67.25% and Total Research stockholders will own approximately 32.75% of the outstanding equity of the combined company. Stockholders representing approximately 53% of the total outstanding common stock of Harris Interactive and approximately 24% of the total outstanding common stock of Total Research have executed voting agreements pursuant to which they have agreed to vote their shares in favor of the transactions contemplated by the merger agreement. The merger is expected to be finalized in the fourth quarter of CY2001.

Following the merger, Total Research will become a wholly owned subsidiary of Harris Interactive and, initially, will continue to operate under its existing name in the United States and Europe. The combined company will have approximately 1,000 full-time employees, and its stock will trade under the Nasdaq symbol HPOL. The combined firm will become one of the top 20 market research firms in the world.

The company will be managed by a newly created Office of the Chairman with Dr. Gordon S. Black, currently chairman and CEO of Harris Interactive, continuing in this role. David H. Clemm, currently president and COO of Harris Interactive, will become vice chairman for global operations and Internet research development, and Al Angrisani, currently president and CEO of Total Research, will become president and COO of the merged firm.

Dr. Black commented: "Total Research is a respected leader in market research that shares our vision for the future of the industry. Harris Interactive will benefit from the addition of the management and operating resources of Total Research, while significantly expanding the market for our entire portfolio of research services, both in the US and in Europe. Al Angrisani will focus on creating profitability and expanding revenues in our combined operations. We expect this arrangement to have a positive effect on our profitability and we continue to expect the combined Harris Interactive to reach cash flow breakeven by December 2001."

Al Angrisani commented: "The combination of Total Research and Harris Interactive creates a powerful new business model in the market research industry. Total's profitable custom research business, recognized for its advanced analytics and methodologies, combined with Harris Interactive's consultative approach and robust data collection capabilities will create a potent force in the industry. Over the past two years, we have worked with Harris Interactive and have witnessed first-hand the enhanced cost efficiencies, speed and productivity advantages provided by Internet-based surveying."

Among other growth initiatives, the combined company will focus on demonstrating the effectiveness of Harris Interactive's online polling and research capabilities to Total Research's Fortune 100 client base. During the past two years, Harris Interactive has been able to transition much of its traditional research business to online methodology. In FYE 2001, Harris Interactive's total Internet-based revenues increased 55% over FYE 2000. Inside Research recently

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

reported that Internet based research revenues are expected to grow by about 78% to approximately $400 million during CY2001, making it the fastest growing segment of the market research industry. The combined company will have a strong presence in several fast-growing industries including healthcare and pharmaceuticals, which is expected to account for approximately $30 million in combined revenues in FYE 2002, and information technology, which is expected to account for approximately $25 million in combined revenues in FYE 2002. The combined company will also have one of the industry's largest customer loyalty and retention practices, with expected FYE 2002 combined revenues of nearly $25 million.

David Clemm commented, "This merger will enable us to provide the strength of Harris Interactive's full spectrum of experience, including our Internet-based research, ability across a much larger set of potential clients, in the US, Europe & Asia. Internet-based research enhances our gross margins, while delivering a higher quality product to our customers. We believe we can accelerate our growth domestically and internationally as a result of the merger."

A prime initiative of the combined company will be to expand its international markets by building databases of cooperative research panels in Europe and Japan. "Internet penetration around the world is reaching critical mass and our clients are now asking us to perform research in other countries and cultures," Clemm continued. Total Research has already built a European base of operations that is expected to account for approximately $22 million of the company's most recent fiscal year revenues. Together, North America, Europe and Japan represent about 90% of all research revenues in the world.

Under the terms of the merger agreement, the Harris Interactive Board will add three new members from Total Research; Al Angrisani, the new president and COO of Harris Interactive, Howard Shecter, a former managing partner of Morgan, Lewis & Bockius, LLP, and David Brodsky, an investor. They will join the current Harris Interactive Directors: Dr. Gordon Black, chairman and CEO, David Clemm, who will be vice chairman, Leonard Bayer, chief scientist of Harris Interactive, Thomas Berman, a partner of Adams Street Partners, James Riedman, the former president of the Riedman Corporation, Thomas Clark, the former CFO of Paychex, and Benjamin Addoms, the former president of Excite.

A conference call to discuss the announcement will be conducted on Monday, August 6, at 1:00 p.m. EDT. To access the conference call, please call
800.289.0494 and 913.981.5520 (International) by 12:50 p.m. EDT on August 6th.
You will need to reference Harris Interactive. A live webcast of the conference call will also be available via the company's website, www.harrisinteractive.com, and soon after the call, will be available there for replay for 30 days.

                                       ###

About Total Research Corporation
Total Research Corporation (Nasdaq: TOTL), www.totalresearch.com, specializes in the development and application of predictive marketing research and other advanced research technologies. Total Research also provides integrated marketing services, including e-products and services used to assist clients worldwide in applying information and insight to marketing practices through the point of sale. The Company is based in Princeton, New Jersey and has other offices in London, Minneapolis and Tampa.


About Harris Interactive
Harris Interactive (Nasdaq: HPOL), is a worldwide market research, polling and consulting firm. It is best known for The Harris Poll and its pioneering use of the Internet to conduct scientifically accurate market research. The Harris Interactive Internet-based forecasts for the 2000 election were the most accurate in the history of the polling industry. With expertise in pharmaceutical, health care, automotive, finance, ecommerce, technology, consumer packaged goods and other markets, the firm has spent 45 years providing its clients with custom, multi-client and service bureau research. In February 2001, the Company acquired the custom research group of Yankelovich Partners, a leading consultative marketing and opinion research firm. Through its U.S. and Global Network offices, Harris Interactive conducts international research in multiple, localized languages. Harris Interactive currently maintains a database of more than 7 million online panelists - the largest of its kind. For more information about Harris Interactive, please visit the Company's website at www.harrisinteractive.com. EOE M/F/D/V

Press Contacts:

Dan Hucko                          Patti Hoffman
Harris Interactive                 Total Research Corporation
716.214.7470                       609.520.9100
dhucko@harrisinteractive.com       phoffman@totalres.com


Forward-Looking Information
This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in this release include statements addressing future financial and operating results and the timing and benefits of the merger.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the successful completion of the merger, including applicable regulatory requirements related to the transaction; governmental approvals for the merger of Harris Interactive and Total Research; failure of the Harris Interactive stockholders to approve the issuance of shares of Harris Interactive common stock to the Total Research stockholders; failure of the Total Research stockholders to adopt the merger agreement; the risk that the businesses of Harris Interactive and Total Research will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affecting Harris Interactive's and Total Research's businesses generally.

Detailed information about factors pertinent to the business of each Harris Interactive and Total Research that could cause actual results to differ is set forth in Harris Interactive's and Total Research's filings with the Securities and Exchange Commission ("Commission") including Harris Interactive's and Total Research's Annual Reports on Form 10-K for the fiscal year ended June 30, 2000 and their most recent Quarterly Reports on Form 10-Q. Harris Interactive and Total Research are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it
In connection with the proposed merger, Harris Interactive and Total Research will file a joint proxy statement/prospectus with the Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE COMMISSION, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Harris Interactive and Total Research at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained free of charge from Harris Interactive or from Total Research by directing such request to Harris Interactive, Inc., 135 Corporate Woods, Rochester, New York 14623, tel: (716) 272-8400; or to Total Research Corporation, 5 Independence Way, Princeton, New Jersey 08543-5305, tel: (609) 520-9100.

Participants in the Solicitation
Harris Interactive, Total Research and certain of their respective directors, executive officers and other members of their management and employees may be considered to be soliciting proxies from their respective stockholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Harris Interactive's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2000 Annual Meeting of Harris Interactive filed by Harris Interactive with the Commission on September 27, 2000, and information concerning persons who may be considered participants in the solicitation of Total Research's stockholders under the rules of the Commission is set forth in the Proxy Statement for the 2000 Annual Meeting of Total Research filed by Total Research with the Commission on October 27, 2000. Updated information concerning these persons will be available in the joint proxy statement/prospectus.

                                       ###

                  Harris Interactive/Total Research Merger Q&A



What are the benefits of the future combination of Harris Interactive and Total Research?
The transaction will unite two of the world's fastest growing market research companies and provide a platform to offer the full spectrum of Harris
Interactive's   market   research    capabilities    including    Internet-based
methodologies to Total Research's blue-chip customer base. The two companies expect to report approximately $115 million in combined revenues for their 2001 fiscal years, both ended on June 30th, which can be expected to place us in the top 20 on the Honomichl list of the top market research firms in the world.

The combined company will have a strong presence in several fast-growing industries including healthcare, pharmaceuticals, and information technology. The combined company will also have one of the industry's largest customer loyalty and retention practices.

International research is also a major opportunity for growth for the combined company. Together, North America, Europe and Japan represent about 90% of the worldwide research revenues. A prime initiative will be to expand its international markets by building databases of cooperative research panels in Europe and Japan. Total Research has already built a European base of operations that will account for more than $22 million of the company's most recent fiscal year revenues.

In addition, Total Research's strong consultative and analytic abilities combined with Harris Interactive's strong Internet and traditional research abilities, including its unmatched backend survey hardware and software, is expected to make a powerful combination in the marketplace.

When is the merger expected to be finalized?
The Boards of Directors of both Harris Interactive and Total Research approved the merger this past weekend. There remain, though, a number of critical steps before the merger can close. These include the production and submission to the Securities and Exchange Commission (SEC) of a merger proxy statement. This document is similar in nature to the prospectuses used by each company in their public offerings, and will provide information about the transaction and the two companies to help each shareholder evaluate the proposed merger. Once completed, the merger proxy statement will be sent to shareholders of both companies to secure their approval of the merger. We expect to complete the merger in the fourth quarter of the calendar year. As with any merger there are internal and external factors that can impact this timeline. We will keep employees and investors updated on progress during the regularly scheduled Q1 Financial Results press releases and resulting analyst conference calls scheduled for October, and from time to time, if necessary.

What about the period between now and the closure of the deal?
Between now and the closing of the merger, Harris Interactive and Total Research must remain independent companies. It is critical that during this time period all employees remain focused on satisfying customers and delivering quality work for each independent company. During this period, a lot of planning, communication and coordination will be taking place between management of each organization. Details, of course, will continue to be communicated to all employees. Where appropriate, we expect to immediately begin working together on large RFP's, where and when the combination of our resources can give us a stronger competitive position.

How many employees does Harris Interactive have? Where are they located?
Harris Interactive has approximately 650 full-time and 230 part time employees. The company's headquarters is in Rochester, New York. The company has offices in New York, New York; Norwalk, Connecticut; Arlington, Virginia; Claremont, California; Chicago, Illinois; London, UK; and Tokyo, Japan. In addition, Harris Interactive has phone center operations in Rochester, NY and Youngstown, Ohio.

How many employees does Total Research have? Where are they located?
Total Research has approximately 350 full-time and 500 part time employees. The company's headquarters is in Princeton, New Jersey. The company also has offices in Minneapolis, Minnesota and London, UK., as well as phone center operations in Tampa, Florida and the UK.

Where will the headquarters of the combined company be?
The headquarters of the combined company will be in Rochester, New York.

How will the combined company be managed?
The executive leadership will consist of Gordon S. Black, David H. Clemm and Albert Angrisani who will form the new Office of the Chairman. Gordon will serve as chairman and CEO, David as vice chairman for global operations and Internet research development, and Al as president and COO of the merged firm. Al will continue to work from Princeton and will also have an office in Rochester. The executive leadership supported by a transition planning team from each organization has a big job to do during the next few months. Al will have to spend a lot of time in Rochester getting to know Harris Interactive operations and people, and David and Gordon will have to spend a similar amount of time doing the same thing in Princeton and the UK.

What should I tell my clients and when may I tell them?
Despite the fact that we will be operating as independent companies until completion of the merger, many of our clients can be expected to ask us questions about what's going on and how it might impact their relationship with either (or both) company. We immediately recommend that each client be personally briefed on this development so that they are not hearing it from another source. Above all, assure them that this is a win-win situation. They will continue to work with the same research teams who have previously managed their account, and going forward they will have access to the combined resources and benefits of both companies. Once the deal has closed, we will plan to send mailings to the clients of both companies to let them know about the benefits of our new organization.

What will happen to the Total Research name?
Following the merger, Total Research will become a wholly owned subsidiary of Harris Interactive, and will continue to operate for the time being, using its existing names in both the United States and Europe.

What impact does this merger have on the Harris Interactive Global Network?
We expect that this merger will strengthen the Global Network by bringing more resources, capabilities and clients into Harris Interactive. We will continue to work with our Global Network Members to provide the best in local market knowledge to our clients worldwide. We will also continue to work with them to build general and specialized panels of cooperative respondents for market research worldwide.

What will happen to TOTL stock?
Upon the closing of the merger all existing shares of TOTL stock will be exchanged for those of Harris Interactive (HPOL) at the rate of 1.222 shares of Harris Interactive per 1 share of Total Research.

What will happen to my benefits?
In the short term, there are no plans in place to change benefit packages. In general, the types of plans and coverage are similar in substance. Over time, a detailed comparative analysis will be conducted of the benefit packages of both companies, and a decision will be made as to which plans get combined, modified or kept independent. Details will follow as appropriate.

Will Total Research employees who have TOTL stock automatically get HPOL shares? Yes, as with all TOTL shareholders, exchanges will occur at the rate stated above.

Will there be reorganization?
Today, we have announced the top leaders of the new company. In the coming days, we will also be evaluating which managers and groups will be reporting directly to/through those leaders. Additionally, each company will assign

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

several people to assist in transition planning. If there are areas that will benefit from reorganization, we will do so. Our commitment to you, though, is ongoing communication.

What will happen to both companies' proprietary products?
Proprietary product offerings will now have the benefit of being leveragable across a much larger client base. When, and if, similar offerings are determined to exist, management will decide whether to consolidate them or keep them independent. At this point, no such decisions have been made.

Will there be changes in how we conduct business after the transition?
As with any combination, changes can certainly be expected. We will be looking to assess and quickly adopt the best practices from both companies into the way that we do business going forward. In the short term, we would ask that all employees remain focused on the job at hand, and understand that any changes that do occur in the future will only be with the intention of creating the strongest combined organization possible.

Is Total's technology compatible with Harris Interactive's technology?
Harris Interactive has invested almost $50 million in developing its Internet technology, infrastructure, and database. One aspect of the transition planning will be to assess various elements of technology and see what should be deployed across both companies to increase our combined competitive positioning. As a matter of fact, Total Research is already a user of the Harris Interactive Service Bureau (a provider of Internet-based market research data to market research firms).

How will changes be communicated throughout the transition?
Changes that need to be communicated across the company will come to all employees via e-mail from the Office of the Chairman. From time-to-time we may also utilize company wide conference calls to allow for Q&A.

How will this change affect the vesting of Total Research stock options?
All outstanding Total Research options, including those currently unvested, will immediately vest on the date of merger. The granted options to purchase TOTL shares, upon closing of the merger, will convert to that of HPOL at the same exchange rate of shares discussed above (i.e. 1.222 HPOL options for each Total option), at a price of 1 divided by 1.222 of the Total option price. For example, if you had options to purchase 1,000 TOTL at $1.00 per share, you would have options to purchase 1,222 HPOL at $0.8183 per share. Further details will, of course, follow in due course.

Note: Harris Interactive stock options are unaffected.

How can I find out more about Harris Interactive?
Go to : http://www.harrisinteractive.com/
        ---------------------------------

How can I find out more about Total Research?
Go to: http://www.totalresearch.com/
       -----------------------------

To whom should we refer questions that come from individuals outside the companies?
If reporters or anyone who is not a client contacts you concerning this merger, you are not authorized to make any statements. Please refer all such calls immediately to:

Dan Hucko at Harris Interactive (716) 214-7470

Patti Hoffman at Total Research (609) 919-2548

How can I get answers to other questions that I may have?
Most of the issues that we can address based on legal limitations have been covered in this Q&A. However, if you would like to ask a question, please email phoffman@totalres.com or dhucko@harrisinteractive.com. A selection of questions will be answered, as appropriate, to all employees in both organizations on Tuesday if you send your questions by close of business on Monday.


                                       9